UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2019

TECHCARE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55680

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: (646) 380-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in TechCare Corp.’s (the “Registrant”) Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2018, the Registrant and Mr. Doron Biran agreed that Mr. Biran would step down from his position as chief executive officer, effective as of February 28, 2019.

On February 13, 2019, the Registrant, through its wholly owned subsidiary, Novomic Ltd., and Mr. Biran entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Registrant and Mr. Biran agreed that Mr. Biran would step down from his position as chief executive officer effective as of February 15, 2019. Pursuant to the Termination Agreement, Mr. Biran agreed to collaborate with the Registrant in order to facilitate a smooth transition process. In addition, the Registrant agreed that the consideration owed to Mr. Biran pursuant to the Service Agreement, in the amount of NIS 34,821 (approximately $9,622) plus VAT, if applicable, will be paid until February 28, 2019.

Mr. Zvi Yemini, the Registrant’s Chairman of the Board of Directors, will be appointed as chief executive officer effective as of February 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Tali Dinar
Name:	Tali Dinar
Title:	Chief Financial Officer

Date: February 19, 2019